EXHIBIT 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 14, 1994 included in Reading & Bates Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this Registration Statement.

  ARTHUR ANDERSEN LLP


   Houston, Texas
   October 12, 1994